PetMeds Extends Existing Shareholder Rights Plan

DELRAY BEACH, Fla., November 26, 2025 – PetMed Express, Inc., d/b/a PetMeds and parent company of PetCareRx, (Nasdaq: PETS) (the “Company”), today announced that its Board of Directors (the “Board”) has unanimously approved an amendment to the Company’s existing shareholder rights plan (the “Rights Plan”), pursuant to which the expiration date of the Rights was extended for one year from the close of business on December 2, 2025 until the close of business on December 2, 2026. All other terms and conditions of the Rights Plan remain unchanged.
The Board adopted the Rights Plan to protect the investment of shareholders during a period in which it believes shares of the Company do not reflect the inherent value of the business or its long-term growth potential, and during which there have been recent significant accumulations of Company common stock by certain shareholders. In adopting the extension of the Rights Plan, the Board reiterated its belief that shares of the Company continue to not reflect the inherent value of the business or its long-term growth potential and that the Company remains vulnerable to the acquisition of actual or de facto control by one or more shareholders without paying a control premium to other shareholders.
The Rights Plan is not intended to interfere with any sale, merger, tender, exchange offer, or other business combination approved by the Board. Nor does the Rights Plan prevent the Board from considering any offer that recognizes the full value of PetMeds and is in the best interests of PetMeds’ shareholders. Rather, the Rights Plan is intended to enable the Company’s shareholders to realize the long-term value of their investment, ensure that all shareholders receive fair and equal treatment in the event of any proposed takeover of the Company, and to guard against tactics to gain control of the Company without paying all shareholders an appropriate premium for that control.
The amendment to the Rights Plan extends the expiration date of the Rights by one year. Unless earlier redeemed, terminated, or exchanged pursuant to the Rights Plan, the Rights will expire at the close of business on December 2, 2026.
Further details about the amendment to the Rights Plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

About PetMed Express, Inc.
Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness, pets and pet parents, and the veterinarians who serve them. Through its PETS family of brands and through its PetCareRx subsidiary, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.
Forward-Looking Statements
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This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, all statements related to the benefits of the Rights Plan and the ability of the Rights Plan to maximize shareholder value in the event of a takeover of the Company. Forward-looking statements are based on the Company’s current expectations and assumptions regarding future events, which are subject to risks and uncertainties. Actual results could differ materially from those anticipated due to a number of factors, including but not limited to, the results of the now completed investigation by the Audit Committee of the Company’s Board of Directors, the risk that the completion of the filing of the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025 may take longer than expected, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2025, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.
Investor Contact
ICR, LLC
Reed Anderson
(646) 277-1260
investor@petmeds.com

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